UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth below under Item 5.02(e) is hereby incorporated by reference into this Item 1.01

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On May 9, 2014, Noland Granberry, Chief Financial Officer of Silicon Image, Inc. (the “Registrant”), notified the Registrant that he would be resigning from his position effective May 30, 2014 to pursue a chief financial officer opportunity with a privately held company.

Until a permanent replacement for Mr. Granberry is named, Steven Robertson, the Registrant’s Vice President, Finance, will assume the responsibilities of the Chief Financial Officer effective May 30, 2014.  Mr. Robertson, age 46, joined the Registrant in November 2012 as Director, Financial Planning and Analysis.  In August 2013, Mr. Robertson was promoted to Senior Director, Financial Planning and Analysis. On May 1, 2014, Mr. Robertson was promoted to Senior Director Finance and Corporate Controller and appointed an executive officer of the Registrant.  In connection with Mr. Robertson assuming the responsibilities of the Chief Financial Officer, Mr. Robertson was promoted to Vice President, Finance, of the Registrant on May 14, 2014.  Prior to joining the Registrant, Mr. Robertson served as Director, Finance and Operations, of SC Investments Consulting LLC, a consulting and advisory firm, from March 2007 until November 2013 and as Corporate Controller of Proofpoint Inc., a provider of internet security solutions, from December 2004 to July 2006.

(e) On May 6, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Registrant adopted the Silicon Image, Inc. Sales Compensation Plan for Seamus Meagher, Vice President of Worldwide Sales, for Fiscal Year 2014 (the “VP Sales Compensation Plan”). The purpose of the VP Sales Compensation Plan is to retain, motivate and reward Mr. Meagher by paying him a cash bonus for fiscal year 2014 based on the achievement of a worldwide revenue goal for 2014 (the “2014 Revenue Goal”).

Under the terms of the VP Sales Compensation Plan, no bonus is payable if Mr. Meagher achieves less than eighty-five percent (85%) of the 2014 Revenue Goal. A cash bonus in the amount of $127,500  is payable to Mr. Meagher if he achieves eighty-five percent (85%) of the 2014 Revenue Goal. For each additional percentage point achievement of the 2014 Revenue Goal in excess of eighty-five percent (85%) and up to one hundred percent (100%), an additional cash bonus of $1,500 is payable to Mr. Meagher.

Under the terms of the VP Sales Compensation Plan, Mr. Meagher would be entitled to an additional cash bonus in the amount of $10,000 for every $1,000,000 in revenue above one hundred percent (100%) of the 2014 Revenue Goal up to one hundred two percent (102%) of the 2014 Revenue Goal. If 2014 revenue exceeds one hundred two percent (102%) of the 2014 Revenue Goal, any additional cash bonus payment will be at the discretion of Compensation Committee. Additionally, Mr. Meagher will be entitled to receive a cash bonus under the VP Sales Compensation Plan in the amount of $50,000 if certain management objectives established for him by the Compensation Committee are met.

ITEM 7.01.    REGULATION FD DISCLOSURE.

On May 15, 2014, the Registrant issued a press release announcing that Mr. Granberry will be resigning from his position as Chief Financial Officer of the Registrant and that Mr. Robertson will be assuming the responsibilities of the Chief Financial Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.01.

The information contained in this item, including Exhibit 99.01, is furnished to the Securities and Exchange Commission (the “Commission”), but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.       FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.01	Press Release dated May 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014	SILICON IMAGE, INC.

	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press release dated May 15, 2014.